UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 27, 2015 (July 21, 2015)

AMERICAN POWER GROUP CORPORATION
(Exact name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-13776	71-0724248
(Commission File Number)	(I.R.S. Employer Identification Number)

7 Kimball Lane, Building A
Lynnfield, MA 01940
(Address of Principal Executive Offices, including Zip Code)

(781) 224-2411
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 21, 2015, the Board of Directors of American Power Group Corporation (the “Company”), appointed Matthew Van Steenwyk to the Company’s Board of Directors.

Mr. Van Steenwyk, 59, has been Managing Director of Longbow Technology Ventures (www.Ltvcorporate.com), a technology investment fund located in Las Vegas, NV since 2010 and is a director and partner at Northern Cross Partners, a Los Angeles based merchant bank offering financial and operation advisory services to companies in the small and middle market since 2012. Mr. Van Steenwyk has over twenty-five years of investing and operating experience across multiple industries with a strong focus on energy related industries. After graduating from the United States Air Force Academy, Mr. Van Steenwyk flew jet fighters during the Cold War and later went on to oversee a six billion dollar procurement/fighter replacement project for the Air Force. In 1986, he left the Air Force to join a small firm in the energy services sector. There, he was part of the executive team that built the company into what is now global firm with over 1,400 employees and operations in Canada, Europe, the Middle East, Asia Pacific, Latin America and the United States.
In June 2015, Arrow, LLC (“Arrow”), an investment vehicle for Longbow Technology Ventures and of which Mr. Van Steenwyk is a principal, purchased a Subordinated Contingent Convertible Promissory Note in the principal amount $1,500,000 (the “Note”) from the Company. Pursuant to a letter agreement between the Company and Mr. Van Steenwyk, Mr. Van Steenwyk has the right, subject to the limitations therein, to designate (i) two persons to be appointed or elected to the Board of Directors for so long as Arrow or its affiliates beneficially own either (x) the Note, (y) any shares of the Company’s Series C Convertible Preferred Stock, or (z) not less than 10% of the Company’s Common Stock; and (ii) if Arrow and its affiliates own neither the Note nor any shares of Series C Convertible Preferred Stock, one person to be appointed or elected to the Board for so long as Arrow and its affiliates beneficially own not less than 5% of the Company’s Common Stock. During any period in which Mr. Van Steenwyk has the right to designate one or more persons to be appointed or elected to the Board but in which Mr. Van Steenwyk is not, individually, a member of the Board, he has the right to attend meetings of the Board in a nonvoting observer capacity, subject to customary limitations set forth in the letter agreement. As of the date of this Current Report, Mr. Van Steenwyk has not designated a second member of the Board.

Item 7.01.	Regulation FD Disclosure

On July 27, 2015, the Company issued a press release announcing the matters described in Item 5.02 of this Current Report on Form 8-K. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. The press release and the information in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.    Description

10.1
Letter Agreement between American Power Group Corporation and Matthew Van Steenwyk, dated as of June 2, 2015 (filed as an Exhibit to American Power Group Corporation’s Form 8-K dated June 2, 2015 and filed June 4, 2015, and incorporated herein by reference).

99.1	Press Release of American Power Group Corporation dated July 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN POWER GROUP CORPORATION

By: /s/ Charles E. Coppa
Charles E. Coppa
Chief Financial Officer

Date: July 27, 2015